SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549


                                                                        FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECUITIES EXCHANGE ACT OF 1934



Date of report (Date of the earliest event reported)   September 11, 1998



                         SYKES ENTERPRISES, INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)


                                     Florida
                 (State or Other Jurisdiction of Incorporation)


       0-28274                                    56-1383460
(Commission File Number)                (IRS Employer Identification No.)


100 North Tampa Street, Suite 3900
     Tampa, Florida                                    33602-5089
(Address of Principal Executive Offices)               (Zip Code)


                                 (813) 274-1000
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)



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Item 2. Acquisition or Disposition of Assets

On September 11, 1998, pursuant to a Stock Purchase Agreement dated as of September 1, 1998 (the "Agreement"), Sykes Enterprises, Incorporated ("Sykes" or the "Company") acquired the remaining 50 percent of the outstanding common stock of Sykes HealthPlan Services, Inc. ("SHPS"), from its joint venture partner, HealthPlan Services Corporation ("HPS") in exchange for approximately $30.6 million, funded by borrowings under the Company's credit facility. Under the terms of the Agreement, the transaction is to be accounted for utilizing the purchase method of accounting.

SHPS, which is based in Louisville, Kentucky, provides on-line clinical managed care services, medical protocol products and employee benefit administration and support services.

SHPS was established by Sykes and HPS during 1997 to create a single-source provider of value-added healthcare and administrative services through the integration of call center technology, clinical protocols, employee benefit systems and database interconnectivity.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial statements of  business acquired

         The required financial statements of Sykes HealthPlan Services, Inc. will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(b)      Pro forma financial information

         The required financial statements of Sykes HealthPlan Services, Inc. will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(c)      Exhibits

         2.1 Stock Purchase Agreement between Sykes Enterprises, Incorporated and HealthPlan Services Corporation dated as of September 11, 1998 (without schedules or exhibits).1




         ------------------
         1 Sykes Enterprises, Incorporated agrees to supplementally furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.



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
                                   Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   Sykes Enterprises, Incorporated


                                   By:   /s/ Scott J. Bendert
                                         Scott J. Bendert
                                         Senior Vice President-Finance,
                                          Treasurer and Chief Financial Officer